Exhibit 10.2

Employment Agreement Amendment

EMPLOYMENT AGREEMENT AMENDMENT dated as of September 8, 2021 (this “Employment Agreement Amendment”), by and between STAGWELL INC., and its affiliates (the “Company”), and FRANK LANUTO (the “Executive”).

W I T N E S S E T H:

WHEREAS, MDC Partners Inc., the predecessor to the Company, and the Executive entered into that certain Employment Agreement, dated as of May 6, 2019 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to make certain changes to the Employment Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.            All references in the Employment Agreement to MDC Partners Inc. are amended to refer to Stagwell Inc. and all references to the MDC Executive are amended to refer to the Chief Executive Officer.

2.            Section 4(a) of the Employment Agreement is amended and restated as set forth below:

Base Salary. As compensation for his services hereunder during the Term, the Company shall pay the Executive, in accordance with its normal payroll practices, an annualized base salary of $625,000, which may be increased from time to time by the Compensation Committee (such annualized base salary, as it may be so increased, “Base Salary”).

3.            Section 4(c) of the Employment Agreement is amended and restated as set forth below:

Annual Discretionary Bonus. During the Term, the Executive shall be eligible to receive an annual discretionary bonus in a target amount equal to 95% of the then current Base Salary, which target amount may be increased from time to time by the Compensation Committee. The annual discretionary bonus shall be based upon criteria determined by the Chief Executive Officer and the Compensation Committee, which criteria shall include the Executive’s performance, the overall financial performance of the Company and such other factors as the Chief Executive Officer and the Compensation Committee shall deem reasonable and appropriate (such annual discretionary bonus, as it may be so increased, the “Annual Discretionary Bonus”). The Annual Discretionary Bonus shall be paid in accordance with the Company’s normal bonus payment procedures.

4.            The last paragraph of Section 7(b) of the Employment Agreement is hereby revised to provide that the Separation Agreement (as defined in the Employment Agreement) must be signed and not revoked by the 30th day following the date of termination.

5.            The following paragraph is added at the end of Section 8(c) of the Employment Agreement:

Nothing in this Agreement shall prohibit or impede the Executive from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. The Executive understands and acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (x) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Executive understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. For purposes of this Agreement, each of the foregoing communications or disclosures is a “Protected Disclosure”. The Executive does not need to give prior notice to (or get authorization from) the Company regarding any Protected Disclosure. Except as otherwise provided in this Section 8(b) or under applicable law, notwithstanding the foregoing, under no circumstance will the Executive be authorized to disclose any information covered by attorney- client privilege or attorney work product of the Company, or the Company’s trade secrets, without prior written consent of the Company’s General Counsel or other officer designated by the Company.

6.            Except as amended hereby, the Employment Agreement shall remain in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the parties have executed this Employment Agreement Amendment as of the date and year first written above.

STAGWELL INC.

By:	/s/ Mark Penn

Name: Mark Penn

Title: Chief Executive Officer

By:	/s/ Peter McElligott

Name: Peter McElligott

Title: General Counsel

FRANK LANUTO

Signature:	/s/ Frank Lanuto

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